As filed with the Securities and Exchange Commission on November 13, 2026
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTWATER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	75-2212772 (I.R.S. Employer Identification Number)
7000 East Belleview Avenue, Suite 220
Greenwood Village, Colorado 80111
(303) 531-0516
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven M. Cates
Senior Vice President — Finance and Chief Financial Officer
Westwater Resources, Inc.
7000 East Belleview Avenue, Suite 220
Greenwood Village, Colorado 80111
(303) 531-0516
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Victoria J. Bagot Thomas D. Kimball Jones Walker LLP 201 St. Charles Avenue, Suite 5100 New Orleans, Louisiana 70170 Telephone: (504) 582-8000	Anthony J. Marsico Taft Stettinius & Hollister LLP 1155 Avenue of the Americas, Suite 2400 New York, New York 10036 Telephone: (646) 914-1066

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and the selling stockholder is not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale of these securities is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2026
PRELIMINARY PROSPECTUS
Up to 26,141,858 Shares of Common Stock
This prospectus relates to the offer and sale, from time to time, of up to 26,141,858 shares of our common stock, $0.001 par value per share, by Lincoln Park Capital Fund, LLC (“Lincoln Park” or the “selling stockholder”).
The shares of common stock being offered by the selling stockholder consist of shares that have been or may be issued or sold to the selling stockholder pursuant to the purchase agreement, dated November 10, 2026, that we entered into with Lincoln Park (the “Purchase Agreement”). See “The Lincoln Park Transaction” for a description of the Purchase Agreement and “Selling Stockholder” for additional information regarding Lincoln Park. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder. Other than 600,000 shares of common stock issued to Lincoln Park as consideration for its commitment under the Purchase Agreement, we have not yet issued or sold any shares of common stock to Lincoln Park under the Purchase Agreement. Subject to the Exchange Cap (as defined herein), we may receive up to $50,000,000 aggregate gross proceeds (subject to certain limitations) from Lincoln Park under the Purchase Agreement in connection with any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus. However, the actual proceeds from Lincoln Park may be less than this amount depending on the number of shares of our common stock sold and the price at which the shares of our common stock are sold.
The selling stockholder may sell or otherwise dispose of the shares of common stock described in this prospectus in a number of different ways and at varying prices, including at prevailing market prices or privately negotiated prices. The purchase price that Lincoln Park will pay for any shares that we elect to sell to it under the Purchase Agreement will depend upon the timing of sales and will fluctuate based on the trading price of our common stock. The selling stockholder will pay all brokerage fees and commissions and similar expenses. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution” for more information about how the selling stockholder may sell or otherwise dispose of the shares of common stock being registered pursuant to this prospectus. The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.
We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Implications of Being a Smaller Reporting Company.”
Our common stock is listed on the NYSE American LLC (“NYSE American”) under the symbol “WWR.” On November 12, 2026, the last reported sale price of our common stock on the NYSE American was $0.3867 per share.
You should read this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference,” carefully before you invest in any of our securities.
Investing in our securities is highly speculative and involves a high degree of risk. You should read and consider carefully the risks described under the heading “Risk Factors” beginning on page 10 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission before purchasing our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2026

i

ABOUT THIS PROSPECTUS
We have not, and the selling stockholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and neither we nor the selling stockholder take any responsibility for any other information that others may give you. The selling stockholder is offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.
You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus relates to the offering of our common stock. Before buying any of our common stock, you should carefully read this prospectus, any supplement to this prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.
References to the “Company,” “Westwater,” “WWR,” “we,” “our” and “us” in this prospectus are to Westwater Resources, Inc. and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders.

DEFINITIONS
When used in this prospectus, the following terms have the meaning indicated unless noted otherwise.
Term	Meaning
Annual Report	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026.
Board	The Board of Directors of Westwater Resources, Inc.
common stock	Our common stock, par value $0.001 per share.
Coosa Graphite Deposit	The Company’s graphite mineral deposit located near Rockford, Alabama.
CSPG	Coated spherical purified graphite.
Exchange Act	The Securities Exchange Act of 1934, as amended.
graphite	A naturally occurring carbon material with electrical properties that enhance the performance of electrical storage batteries, listed on the U.S. Critical Minerals List and the EU Critical Raw Materials List.
Kellyton Graphite Plant	The Company’s planned battery-grade graphite processing facility near Kellyton, Alabama.
SEC	Securities and Exchange Commission.
Securities Act	The Securities Act of 1933, as amended.
spot price	The price at which a mineral commodity may be purchased for delivery within one year.
vanadium	A transition metal used as a strengthening alloy in steelmaking, and in certain types of batteries, listed on the U.S. Critical Minerals List.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains statements that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.
Forward-looking statements included or incorporated by reference herein relate to matters that are not historical facts and reflect our current expectations or forecasts of future events. These include, without limitation, statements regarding the adequacy of funding, liquidity, access to capital, financing activities, the timing or occurrence of any future drilling or production from the Company’s properties, economic conditions, the strategic goals of the business, costs of any phase of development or operational line at the Kellyton Graphite Plant and estimated construction and commissioning timelines and completion dates, the start date for the mining of the Coosa Graphite Deposit, and the Company’s anticipated cash burn rate and capital requirements. Words such as “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” “target” and variations of these words, comparable words and similar expressions generally indicate forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied by these forward-looking statements.
Factors that could cause actual results to differ materially from these forward-looking statements include, among others:
•
the spot price and long-term contract price of graphite (both flake graphite feedstock and purified graphite products) and vanadium, and the world-wide supply and demand of graphite and vanadium;

•
the effects, extent and timing of the entry of additional competition in the markets in which we operate;

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our ability to obtain or maintain contracts or other agreements with customers;

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available sources and transportation of graphite feedstock;

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the ability to control costs and avoid cost and schedule overruns during the development, construction and operation of the Kellyton Graphite Plant;

•
the ability to construct and operate the Kellyton Graphite Plant in accordance with the requirements of permits and licenses and the requirements of tax credits and other incentives;

•
when operational, the ability to operate the Kellyton Graphite Plant at scale and in accordance with customer qualification specifications and requirements;

•
the effects of inflation, including labor shortages and supply chain disruptions;

•
rising interest rates and the associated impact on the availability and cost of financing sources;

•
our ability to obtain, close and fund additional financing, including government-supported loans or other sources of capital, on acceptable terms, within anticipated timeframes or at all;

•
uncertainty in debt and equity capital markets and the associated impact on the availability and cost of financing sources;

•
our ability to finance growth plans;

•
stock price volatility;

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the availability and supply of equipment and materials needed to construct the Kellyton Graphite Plant;

•
changes in the U.S. administration or government regulation of the mining and manufacturing industries in the U.S.;

•
changes in legislation, regulations and economic conditions regarding tariffs, anti-dumping and countervailing duties, and the potential effect on the demand for our products or our cost or ability to produce or sell them;

•
the potential impact that foreign country tariffs may have on our construction costs or ability to (i) source and procure necessary raw materials for the manufacture and provision of our products and services; and (ii) sell and deliver our products to such foreign countries;

•
unanticipated geopolitical, geological, processing, regulatory and legal or other problems we may encounter, including government shutdowns;

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the results of our exploration activities, and the possibility that future exploration results may be materially less promising than initial exploration results;

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any graphite or vanadium discoveries not being in high enough concentration to make it economic to extract the minerals;

•
our ability to obtain and maintain rights of ownership or access to our mining properties;

•
currently pending or new litigation or arbitration; and

•
our ability to maintain and timely receive mining, manufacturing, and other permits from regulatory agencies.

In addition, other factors are described in our Annual Report and the other reports we file with the SEC. You should consider the risks described in the “Risk Factors” section of our most recent Annual Report and, to the extent applicable, our Quarterly Reports on Form 10-Q, in evaluating any forward-looking statements included or incorporated by reference in this prospectus.
Most of these factors are beyond our ability to predict or control. Future events and actual results could differ materially from those set forth herein, contemplated by or underlying the forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements made herein, except as required by applicable law.
In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which are inherently unreliable and speak only as of the date of this prospectus or any document incorporated by reference in this prospectus. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus and the documents incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this prospectus might not occur.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you in making an investment decision. You should read carefully this entire prospectus, any applicable prospectus supplement, any related free writing prospectus, and the matters set forth under “Risk Factors” and the other information incorporated by reference elsewhere in this prospectus.
About Westwater Resources, Inc.
Westwater Resources, Inc. is an energy technology company focused on developing a vertically integrated battery-grade natural graphite business through its two primary projects, the Kellyton Graphite Plant and the Coosa Graphite Deposit, both located in Coosa County, Alabama. Once operational, Westwater expects the Kellyton Graphite Plant to process natural flake graphite and, based on current studies and estimates, produce 12,500 metric tons per year of CSPG in Phase I of the Kellyton Graphite Plant, primarily for use in lithium-ion batteries. Westwater also holds mineral rights to explore and potentially mine the Coosa Graphite Deposit, which Westwater anticipates will provide natural graphite flake concentrate to the Kellyton Graphite Plant.
Our principal executive offices are located at 7000 East Belleview Avenue, Suite 220, Greenwood Village, Colorado 80111, and our telephone number is (303) 531-0516. Our website is located at www.westwaterresources.com. Information contained on our website or that can be accessed through our website is not part of and is not incorporated by reference into this prospectus.
For additional information regarding our business, properties and financial condition, please refer to the documents listed under the heading “Where You Can Find More Information” and incorporated by reference into this prospectus under the heading “Information Incorporated by Reference.”
The Lincoln Park Transaction
On November 10, 2026, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $50,000,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. In connection with the Purchase Agreement, on November 10, 2026, we entered into a registration rights agreement with Lincoln Park, which we refer to in this prospectus as the “Registration Rights Agreement.” Pursuant to the Registration Rights Agreement, we filed with the SEC the registration statement, of which this prospectus forms a part, to register for resale under the Securities Act the shares of common stock that have been or may be issued or sold to Lincoln Park under the Purchase Agreement.
This prospectus covers the resale by the selling stockholder of 26,141,858 shares of our common stock, comprised of: (i) 600,000 shares that we issued to Lincoln Park (the “Initial Commitment Shares”); (ii) up to 1,400,000 shares that we may issue to Lincoln Park from time to time in connection with each purchase of common stock by Lincoln Park (the “Additional Commitment Shares” and together with the Initial Commitment Shares, the “Commitment Shares”), in each case, as consideration for Lincoln Park’s commitment to purchase shares of common stock under the Purchase Agreement, for which we will receive no cash consideration; and (iii) up to 24,141,858 shares we have reserved for issuance and sale and may issue and sell to Lincoln Park in the future under the Purchase Agreement, if and when we sell shares to Lincoln Park under the Purchase Agreement.
We do not have the right to commence any sales of our common stock to Lincoln Park under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the shares issued and that may be issued or sold to Lincoln Park under the Purchase Agreement and the final form of this prospectus has been filed with the SEC, which we refer to in this prospectus as the “Commencement,” and the date on which the Commencement occurs we refer to as the “Commencement Date.” Thereafter, we may, from time to time and at our sole discretion, until the first day of the month immediately following the 24-month anniversary of the Commencement Date (the “Maturity Date”), on

any business day that we select on which the closing sale price of our common stock is not less than $0.10 (as adjusted pursuant to the Purchase Agreement), direct Lincoln Park to purchase up to 200,000 shares of common stock, which amount may be increased depending on the market price of our common stock at the time of sale, which we refer to in this prospectus as “Regular Purchases,” unless the Purchase Agreement is earlier terminated in accordance with its terms. In addition, we may also direct Lincoln Park, at our discretion, to purchase other “Accelerated Purchases” (as defined herein) and/or “Additional Accelerated Purchases” (as defined herein) under certain circumstances.
We will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares of our common stock that may be sold to Lincoln Park in Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under the Purchase Agreement will be based on an agreed upon fixed discount to the market price of our common stock at or immediately preceding the time of sale, as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the business days used to compute such price.
We may at any time after the Commencement Date in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day’s prior written notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages under the Purchase Agreement or the Registration Rights Agreement, other than a prohibition on us effecting or entering into an agreement to effect an “equity line of credit,” “at-the-market offering” or other continuous offering or similar offering in which we or our subsidiaries may offer, issue or sell common stock or any securities exercisable, exchangeable or convertible into common stock at a future determined price, subject to certain exemptions including shares of common stock issued pursuant to an at-the-market offering under Rule 415(a)(4) under the Securities Act exclusively through one or more registered broker-dealers acting as our agents, for a period continuing until the earlier of: (A) the 90-day anniversary of the effective date of the termination of the Purchase Agreement under Sections 11(a), (b), (c) or (d) thereof, or (B) the later of (i) the 24-month anniversary of the date of the Purchase Agreement, or (ii) the 24-month anniversary of the Commencement Date. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. Actual sales of shares of our common stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our operations.
As of November 12, 2026, there were 131,374,682 shares of our common stock outstanding, of which 126,172,028 shares were held by non-affiliates, including the 600,000 Initial Commitment Shares that we have issued to Lincoln Park under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 of our common stock to Lincoln Park, only 26,141,858 shares of our common stock are being offered under this prospectus, which represents the 600,000 shares that we have already issued to Lincoln Park as the Initial Commitment Shares under the Purchase Agreement, up to 1,400,000 shares that we may issue to Lincoln Park as the Additional Commitment Shares under the Purchase Agreement, and up to 24,141,858 shares that may be issued and sold to Lincoln Park in the future under the Purchase Agreement, if and when we sell shares to Lincoln Park under the Purchase Agreement. Depending on the market prices of our common stock at the time we elect to issue and sell shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $50,000,000 total commitment available to us under the Purchase Agreement. If all of the 26,141,858 shares of our common stock offered by Lincoln Park under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 16.7% of the total number of shares of our common stock outstanding and approximately 17.2% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 26,141,858 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first (i) register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders, and (ii) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the Purchase Agreement in accordance with NYSE American rules. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

Under applicable rules of the NYSE American, in no event may the Company issue or sell to Lincoln Park under the Purchase Agreement any shares of its common stock to the extent the issuance of such shares of Common Stock, when aggregated with all other shares of common stock issued pursuant to the Purchase Agreement (including the Commitment Shares), would cause the aggregate number of shares of common stock issued pursuant to the Purchase Agreement to exceed 19.99% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement, or 26,141,858 shares of common stock (the “Exchange Cap”), unless and until the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable NYSE American listing rules. In any event, the Purchase Agreement specifically provides that the Company may not issue or sell any shares of its common stock under the Purchase Agreement if such issuance or sale would breach any applicable NYSE American rules.
The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership of more than 9.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the “Beneficial Ownership Cap.”
Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease as a result of the issuances and any sales to Lincoln Park, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance or sale to Lincoln Park.
Summary of the Offering
The following summary is provided solely for your convenience and is not intended to be complete. It does not contain all the information that may be important to you. You should read the full text and more specific details contained elsewhere in this prospectus. For a more complete understanding of the securities being offered by the selling stockholder, please refer to the section of this prospectus titled “Description of Common Stock.”
Common stock offered by the selling stockholder pursuant to this prospectus
Up to 26,141,858 shares consisting of:
•
600,000 Initial Commitment Shares issued to Lincoln Park upon the execution of the Purchase Agreement;

•
up to 1,400,000 Additional Commitment Shares that may be issued to Lincoln Park; and

•
up to 24,141,858 additional shares that we may sell and issue to Lincoln Park under the Purchase Agreement.

We will receive no cash consideration for the Commitment Shares.
Common stock outstanding(1)
131,374,682 shares of common stock, which include the Initial Commitment Shares.

Common stock to be outstanding after this offering(1)
156,916,540 shares, assuming the issuance of all of the Commitment Shares and all 24,141,858 additional shares included in this prospectus that we may elect to sell and issue to Lincoln Park under the Purchase Agreement.
Use of Proceeds
We will receive no proceeds from the sale of shares of our common stock by Lincoln Park pursuant to this prospectus. We may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales of shares of our common stock we make to Lincoln Park pursuant to the Purchase Agreement after the Commencement Date. We intend to use any net proceeds that we receive under the Purchase Agreement for general corporate purposes, which may include advancing the development of Phase I of the Kellyton Graphite Plant and our graphite business, developing the Coosa Graphite Deposit, and making additions to our working capital. It is possible that no additional shares will be issued under the Purchase Agreement. See “Use of Proceeds” on page 21 of this prospectus for more information.
Stock Exchange Listing
Our common stock is listed on the NYSE American under the symbol “WWR.”
Risk Factors
Investing in our securities is highly speculative and involves a high degree of risk. You should read and consider carefully the risks described under the heading “Risk Factors” beginning on page 10 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the SEC before purchasing our securities.

(1)
The number of shares of common stock is based on 131,374,682 shares outstanding as of November 12, 2026, and excludes, as of November 12, 2026:

•
424,826 shares of common stock issuable upon the exercise of outstanding options;

•
25,421,690 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•
775,785 additional shares of common stock reserved for future issuance under our 2013 Omnibus Incentive Plan, as amended; and

•
1,150,000 additional shares of common stock reserved for future issuance under our 2022 Employment Inducement Incentive Award Plan.

IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY
We are a smaller reporting company as defined in the Exchange Act, which allows us to take advantage of certain exemptions from various disclosure requirements available to smaller reporting companies, including, among other things, providing only the two most recent fiscal years of audited financial statements in our annual reports on Form 10-K, having reduced disclosure obligations regarding executive compensation and, for so long as our annual revenues are less than $100 million, not being required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. We will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, as well as the risks described under the caption “Risk Factors” in our Annual Report and in the other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which we have incorporated herein by reference. The impacts of the contingencies contemplated by these risks could materially adversely affect our business, financial condition or results of operations. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements,” where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.
Risks Related to this Offering and Ownership of Our Common Stock
The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to decrease.
On November 10, 2026, we entered into the Purchase Agreement with Lincoln Park, pursuant to which (i) we issued 600,000 shares to Lincoln Park as the Initial Commitment Shares, (ii) we have reserved and may issue up to 1,400,000 additional shares to Lincoln Park as the Additional Commitment Shares, in each case, as consideration for Lincoln Park’s commitment to purchase shares of common stock under the Purchase Agreement, and (iii) Lincoln Park has committed to purchase up to $50,000,000 of our common stock.
The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time until the Maturity Date, unless the Purchase Agreement is earlier terminated in accordance with its terms. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to decrease.
Because the shares we sell to Lincoln Park are priced at discounts to specified market prices of our common stock, a decline in our stock price would increase the number of shares we would need to issue to raise the same amount of capital, resulting in greater dilution to our existing stockholders. Resales by Lincoln Park could put further downward pressure on our stock price and compound this dilution. In addition, we may not direct Lincoln Park to make a Regular Purchase on any business day on which the closing sale price of our common stock is below $0.10 (subject to adjustment as set forth in the Purchase Agreement), and we may direct Accelerated Purchases and Additional Accelerated Purchases only in connection with a Regular Purchase, which could limit our ability to access capital under the Purchase Agreement when we need it.
We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell additional shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
Further, we may issue additional securities in the future, including our common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders.
Investors who buy shares at different times will likely pay different prices.
Pursuant to the Purchase Agreement, we will have discretion to vary the timing and number of shares sold to Lincoln Park, and the purchase price for shares sold to Lincoln Park will fluctuate based on the market price of our common stock. If and when we do elect to sell shares of our common stock to Lincoln Park pursuant to the Purchase Agreement, after Lincoln Park has acquired such shares, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Lincoln Park in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Lincoln Park in this offering as a result of future sales made by us to Lincoln Park at prices lower than the prices such investors paid for their shares in this offering.
We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.
We may direct Lincoln Park to purchase up to $50,000,000 worth of shares of our common stock under our agreement until the Maturity Date, unless the Purchase Agreement is earlier terminated in accordance with its terms, in amounts up to 200,000 shares of our common stock, which may be increased depending on the market price of our common stock at the time of sale, and, in each case, subject to a maximum limit of $1,000,000 per Regular Purchase, on any single business day (such share amounts being subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). Assuming a purchase price of $0.3867 per share (the closing sale price of the common stock on November 12, 2026) and the purchase by Lincoln Park of 24,141,858 purchase shares, gross proceeds to us would only be $9.3 million.
The extent to which we rely on Lincoln Park as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure financing from other sources. If obtaining sufficient financing from Lincoln Park were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our financing needs. Even if we sell all $50,000,000 under the Purchase Agreement to Lincoln Park, we may still need additional capital to finance our future working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then-prevailing market price for our common stock. We currently have no authorized preferred stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.
Should the financing we require to sustain our financing needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.
Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Lincoln Park, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to Lincoln Park, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used as you may deem to be appropriate. It is possible that, pending their use, we may invest those net proceeds in a manner that may not yield a favorable, or any, return for us. The manner in which our management uses such funds could have a material adverse effect on our business, financial condition, operating results and cash flows.
Our stock price has been and may continue to be volatile and may fluctuate significantly, which may adversely impact investor confidence and results and increase the likelihood of securities class action litigation.
Our common stock price has experienced substantial volatility in the past and may remain volatile in the future. For example, during 2025, the sale price of our common stock ranged from a high of $3.48 per share to a low of $0.46 per share. Volatility in our stock price can be driven by many factors including, but not limited to, general market conditions, market conditions in the energy materials industry, announcements that we may make regarding our business plans or strategy, including announcements concerning our anticipated battery-graphite business, the substantial increase in the sale and issuance of shares of our common stock to finance our operations and the accuracy of expectations and predictions of financial analysts and the market as they pertain to our future business prospects. In addition, the price of our common stock may increase or decrease substantially for reasons unrelated to our operating performance or prospects. If our common stock continues to experience substantial price volatility, any shares investors purchase may rapidly lose some or substantially all of their value.
Stockholders of a public company sometimes bring securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay damages, which could have a material adverse effect on our results of operations and financial condition.
Furthermore, our ability to raise funds through the issuance of equity or otherwise use our common stock as consideration is impacted by the price of our common stock. A low stock price may adversely impact our ability to fund our operating and growth plans, including Phase I of the Kellyton Graphite Plant, which would harm our business and prospects.
If we fail to maintain the listing of our common stock on the NYSE American, the liquidity and trading price of our common stock and our ability to raise capital, including under the Purchase Agreement, could be adversely affected.
Our common stock is listed on the NYSE American, which imposes continued listing requirements, including requirements relating to the trading price of our common stock. Effective July 1, 2027, if the closing price of our common stock is less than $0.25 per share on any trading day, the NYSE American will immediately suspend trading in our common stock and commence delisting proceedings, and we will not be eligible to submit a plan to regain compliance. The NYSE American may also take such action at higher prices if our stock price declines precipitously to an abnormally low level. On November 12, 2026, the last reported sale price of our common stock on the NYSE American was $0.3867 per share. We cannot assure you that we will continue to satisfy the NYSE American’s continued listing requirements. A suspension or delisting could adversely affect the liquidity and market price of our common stock and impair stockholders’ ability to sell their shares. A suspension or delisting would also be a suspension event under the Purchase Agreement, during which we could not sell shares to Lincoln Park. As a result, after July 1, 2027, for so long as our common stock remains listed on the NYSE American, we likely would not be able to sell shares to Lincoln Park on any day our closing price is below $0.25. If our common stock were instead traded on another market permitted under the Purchase Agreement, this $0.25 limitation would no longer apply, although sales would remain subject to the $0.10 floor price under the Purchase Agreement.
The Company has no history of paying dividends on its common stock, and we do not anticipate paying dividends in the foreseeable future.
The Company has not previously paid dividends on its common stock. We currently anticipate that we will retain all of our available cash, if any, for use as working capital and for other general corporate purposes.

Any payment of future dividends will be at the discretion of our Board and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our Board deems relevant. Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.
Terms of subsequent financings may adversely impact holders of our securities.
In order to finance our future production plans and working capital needs, we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, holders of our securities’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then-prevailing market price for our common stock. We currently have no authorized preferred stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be senior to the rights of holders of our other securities until the debt is paid. Interest on these debt securities would increase financing and interest costs and could negatively impact our operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.
Stockholders would be diluted if we use common stock to raise capital, and the perception that such sales may occur could cause the price of our common stock to fall.
We plan to seek additional capital to carry out our business plan. This financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then-prevailing market price for our common stock. Sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could cause the market price of our common stock to decline and could impair our ability to raise capital through future offerings. Any issuance of additional shares of our common stock could be dilutive to existing holders of our securities and could adversely affect the market price of our common stock.

THE LINCOLN PARK TRANSACTION
General
On November 10, 2026, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $50,000,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement. In connection with the Purchase Agreement, on November 10, 2026, we entered into the Registration Rights Agreement with Lincoln Park. Pursuant to the Registration Rights Agreement, we filed with the SEC the registration statement, of which this prospectus forms a part, to register for resale under the Securities Act the shares of common stock that have been or may be issued or sold to Lincoln Park under the Purchase Agreement. Terms used but not defined herein shall have the respective meanings ascribed to each such term in the Purchase Agreement.
This prospectus covers the resale by the selling stockholder of 26,141,858 shares of our common stock, comprised of: (i) 600,000 Initial Commitment Shares that we issued to Lincoln Park; (ii) up to 1,400,000 Additional Commitment Shares that we may issue to Lincoln Park from time to time in connection with each purchase of common stock by Lincoln Park, in each case, as consideration for Lincoln Park’s commitment to purchase shares of common stock under the Purchase Agreement, for which we will receive no cash consideration; and (iii) up to 24,141,858 shares we have reserved for issuance and sale and may issue and sell to Lincoln Park in the future under the Purchase Agreement, if and when we sell shares to Lincoln Park under the Purchase Agreement.
We do not have the right to commence any sales of our common stock to Lincoln Park under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the shares issued and that may be issued or sold to Lincoln Park under the Purchase Agreement and the final form of this prospectus has been filed with the SEC. Thereafter, we may, from time to time and at our sole discretion, until the Maturity Date, on any business day that we select on which the closing sale price of our common stock is not less than $0.10 (as adjusted pursuant to the Purchase Agreement), direct Lincoln Park to purchase up to 200,000 shares of common stock, which amount may be increased depending on the market price of our common stock at the time of sale, unless the Purchase Agreement is earlier terminated in accordance with its terms. In addition, we may also direct Lincoln Park, at our discretion, to purchase other “Accelerated Purchases” and/or “Additional Accelerated Purchases” under certain circumstances.
We will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares of our common stock that may be sold to Lincoln Park in Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under the Purchase Agreement will be based on an agreed upon fixed discount to the market price of our common stock at or immediately preceding the time of sale, as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the business days used to compute such price.
We may at any time after the Commencement Date in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day’s prior written notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages under the Purchase Agreement or the Registration Rights Agreement, other than a prohibition on us effecting or entering into an agreement to effect an “equity line of credit,” “at-the-market offering” or other continuous offering or similar offering in which we or our subsidiaries may offer, issue or sell common stock or any securities exercisable, exchangeable or convertible into common stock at a future determined price, subject to certain exemptions including shares of common stock issued pursuant to an at-the-market offering under Rule 415(a)(4) under the Securities Act exclusively through one or more registered broker-dealers acting as our agents, for a period continuing until the earlier of: (A) the 90-day anniversary of the effective date of the termination of the Purchase Agreement under Sections 11(a), (b), (c) or (d) thereof, or (B) the later of (i) the 24-month anniversary of the date of the Purchase Agreement, or (ii) the 24-month anniversary of the Commencement Date. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. Actual sales of shares of our common stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our operations.
As of November 12, 2026, there were 131,374,682 shares of our common stock outstanding, of which 126,172,028 shares were held by non-affiliates, including the 600,000 Initial Commitment Shares that we have issued to Lincoln Park under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 of our common stock to Lincoln Park, only 26,141,858 shares of our common stock are being offered under this prospectus, which represents the 600,000 Initial Commitment Shares that we issued to Lincoln Park under the Purchase Agreement, up to 1,400,000 Additional Commitment Shares that we may issue to Lincoln Park from time to time under the Purchase Agreement, and up to 24,141,858 shares which may be issued and sold to Lincoln Park in the future under the Purchase Agreement, if and when we sell shares to Lincoln Park under the Purchase Agreement. Depending on the market prices of our common stock at the time we elect to issue and sell shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $50,000,000 total commitment available to us under the Purchase Agreement. If all of the 26,141,858 shares offered by Lincoln Park under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 16.7% of the total number of shares of our common stock outstanding and approximately 17.2% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. If we elect to issue and sell more than the 26,141,858 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first (i) register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders, and (ii) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the Purchase Agreement in accordance with NYSE American rules. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.
Under applicable rules of the NYSE American, in no event may the Company issue or sell to Lincoln Park under the Purchase Agreement any shares of its common stock to the extent the issuance of such shares of common stock, when aggregated with all other shares of common stock issued pursuant to the Purchase Agreement (including the Commitment Shares), would cause the aggregate number of shares of common stock issued pursuant to the Purchase Agreement to exceed the Exchange Cap, or 26,141,858 shares of common stock, unless and until the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable NYSE American listing rules. The Purchase Agreement specifically provides that the Company may not issue or sell any shares of its common stock under the Purchase Agreement if such issuance or sale would breach any applicable NYSE American rules.
The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership of more than 9.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.
Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease as a result of the issuances and any sales to Lincoln Park, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance or sale to Lincoln Park. There are substantial risks to our stockholders as a result of the sale and issuance of common stock to Lincoln Park under the Purchase Agreement. See “Risk Factors.”
Purchase of Shares Under the Purchase Agreement
Under the Purchase Agreement, upon Commencement, on any business day on which we timely deliver a valid Regular Purchase notice to Lincoln Park in accordance with the Purchase Agreement (the “Purchase Date”) (and provided (A) the closing sale price of our common stock on the Purchase Date is not less than $0.10 (as adjusted pursuant to the Purchase Agreement) and (B) all shares of common stock subject to all prior Regular Purchases and all Additional Commitment Shares required to be issued to Lincoln Park have been properly delivered to Lincoln Park in accordance with the Purchase Agreement), we may direct Lincoln Park to purchase up to 200,000 shares of our common stock in a Regular Purchase on such business day, provided, however, that (i) the Regular Purchase may be increased to up to 300,000 shares, provided that the closing sale price of our common stock is not below $0.50 on the Purchase Date, (ii) the Regular Purchase may be increased to up to 400,000 shares, provided that the closing sale price of our common stock is not below $0.75 on the Purchase Date, and (iii) the Regular Purchase may be increased to up to 500,000 shares, provided that the closing sale price of the common stock is not below $1.00 on the Purchase Date (such share amount limitation, the “Regular Purchase Share Limit”). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $1,000,000. The Regular Purchase Share Limit is subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided, that if after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring Lincoln Park to purchase common stock at an aggregate purchase price equal to or greater than $100,000 in any single Regular Purchase, then the Regular Purchase Share Limit will not be fully adjusted, but rather the Regular Purchase Share Limit for such Regular Purchase shall be adjusted as specified in the Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will permit a Regular Purchase for an aggregate purchase price equal to (or as close as can be derived from such adjustment without exceeding) $100,000.
The purchase price per share for each such Regular Purchase will be equal to 98% of the lower of:
•
the lowest sale price for our common stock on the purchase date of such shares; and

•
the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on the Purchase Date on which we have properly submitted a Regular Purchase notice directing Lincoln Park to purchase the maximum number of shares of our common stock that we are then permitted to include in a single Regular Purchase notice (and provided all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases effected prior to such Purchase Date and all Additional Commitment Shares required to be issued to Lincoln Park have been properly delivered to Lincoln Park in accordance with the Purchase Agreement), to purchase an additional amount of our common stock, which we refer to as an “Accelerated Purchase,” on the next business day following such Purchase Date for such corresponding Regular Purchase, which we refer to as the “Accelerated Purchase Date,” not to exceed the lesser of:
•
three times the number of shares of common stock purchased pursuant to the corresponding Regular Purchase; and

•
30% of the total number of shares of our common stock traded on the NYSE American during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time (as defined in the Purchase Agreement) for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time (as defined in the Purchase Agreement) for such Accelerated Purchase, which we refer to as the “Accelerated Purchase Measurement Period.”

The purchase price per share for each such Accelerated Purchase will be equal to 97% of the lower of:
•
the volume weighted average price of our common stock during the Accelerated Purchase Measurement Period on the applicable Accelerated Purchase Date; and

•
the closing sale price of our common stock on the applicable Accelerated Purchase Date.

We may set a minimum price threshold in the Accelerated Purchase notice. The Accelerated Purchase Measurement Period will end early if the sale price of our common stock falls below the greater of that threshold and 75% of the closing sale price of our common stock on the Purchase Date for the corresponding Regular Purchase.
We may also direct Lincoln Park, not later than 1:00 p.m., Eastern Time, on a business day on which an Accelerated Purchase has been completed (the “Additional Accelerated Purchase Date”), to purchase an additional amount of our common stock, which we refer to as an “Additional Accelerated Purchase,” not to exceed the lesser of:
•
three times the number of shares of common stock purchased pursuant to the Regular Purchase corresponding to the Accelerated Purchase that was completed on such Accelerated Purchase Date on which an Additional Accelerated Purchase notice was properly received; and

•
30% of the total number of shares of our common stock traded on the NYSE American during the period on the applicable Additional Accelerated Purchase Date beginning at the Additional Accelerated Purchase Commencement Time (as defined in the Purchase Agreement) for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time (as defined in the Purchase Agreement) for such Additional Accelerated Purchase, which we refer to as the “Additional Accelerated Purchase Measurement Period.”

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park prior to 1:00 p.m., Eastern Time, on a single Additional Accelerated Purchase Date, provided that (A) all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and (B) all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) and all Additional Commitment Shares required to be issued to Lincoln Park have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.
The purchase price per share for each such Additional Accelerated Purchase will be equal to 97% of the lower of:
•
the volume weighted average price of our common stock during the Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase Date; and

•
the closing sale price of our common stock on the applicable Additional Accelerated Purchase Date.

We may set a minimum price threshold in the Additional Accelerated Purchase notice. The Additional Accelerated Purchase Measurement Period will end early if the sale price of our common stock falls below the greater of that threshold and 75% of the closing sale price of our common stock on the business day immediately preceding the Additional Accelerated Purchase Date.
In the case of the Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.
Notwithstanding the foregoing, we may not deliver any Regular Purchase notice, Accelerated Purchase notice or Additional Accelerated Purchase notice during a “PEA Period,” which generally commences at 9:30 a.m., Eastern time, on the fifth business day immediately prior to the filing of any post-effective amendment to the registration statement, or a new registration statement, and ends at 9:30 a.m., Eastern time, on the business day immediately following the effective date of that post-effective amendment or new registration statement.
Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.
Suspension Events
Suspension events under the Purchase Agreement include the following:
•
the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or such registration statement (or the prospectus forming a part thereof) is unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

•
suspension by our principal market of our common stock from trading for a period of one business day;

•
the de-listing of our common stock from the NYSE American, our principal market, provided our common stock is not immediately thereafter trading on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE Arca, or the OTCQX or OTCQB operated by the OTC Markets Group Inc. (or any nationally recognized successors thereto);

•
the failure of our transfer agent to issue to Lincoln Park shares of our common stock within two business days after the applicable date on which Lincoln Park is entitled to receive such shares;

•
any breach of the representations or warranties or covenants contained in the Purchase Agreement or the Registration Rights Agreement that would reasonably be expected to have a material adverse effect on us and, in the case of a breach of a covenant that is reasonably curable, that is not cured within five business days;

•
any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us;

•
if at any time we are not eligible to transfer our common stock electronically;

•
if at any time the Exchange Cap is reached, to the extent applicable; or

•
if at any time Lincoln Park’s prime broker is unable to accept Commitment Shares or Purchase Shares for deposit in at least one of Lincoln Park’s prime brokerage accounts for reasons not within Lincoln Park’s control.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the suspension events set forth above, although the Purchase Agreement will automatically terminate upon the bankruptcy and insolvency events described under “Our Termination Rights” below. So long as a suspension event, each of which is outside of Lincoln Park’s control, or any event that, after notice or lapse of time, would reasonably be expected to become a suspension event, has occurred and is continuing, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.
Our Termination Rights
We have the unconditional right, at any time after the Commencement Date, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement, which notice will become effective one business day after Lincoln Park receives it. If we commence a voluntary bankruptcy case, any person commences a bankruptcy proceeding against us that is not discharged within 90 days, a custodian is appointed for us or for all or substantially all of our property, or we make a general assignment for the benefit of our creditors, the Purchase Agreement will automatically terminate without action of any party. No termination of the Purchase Agreement will affect any pending Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase, which we and Lincoln Park must complete in accordance with the Purchase Agreement.
No Short-Selling or Hedging by Lincoln Park
Lincoln Park has represented to us that at no time prior to the date of the Purchase Agreement has it or any of its agents, representatives or affiliates engaged in or effected, directly or indirectly, any short sale (as defined in Rule 200 of Regulation SHO under the Exchange Act) of our common stock or any hedging transaction that establishes a net short position with respect to our common stock. Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling of our common stock or any hedging transaction that establishes a net short position with respect to our common stock during any time prior to the termination of the Purchase Agreement.
Prohibitions on Variable Rate Transactions
There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages under the Purchase Agreement or the Registration Rights Agreement other than a prohibition on us effecting or entering into an agreement to effect an “equity line of credit,” “at-the-market offering” or other continuous offering or similar offering in which we or our subsidiaries may offer, issue or sell common stock or any securities exercisable, exchangeable or convertible into common stock at a future determined price, subject to certain exemptions including shares of common stock issued pursuant to an at-the-market offering under Rule 415(a)(4) under the Securities Act exclusively through one or more registered broker-dealers acting as our agents, for a period continuing until the earlier of: (A) the 90-day anniversary of the effective date of the termination of the Purchase Agreement under Sections 11(a), (b), (c) or (d) thereof, or (B) the later of (i) the 24-month anniversary of the date of the Purchase Agreement, or (ii) the 24-month anniversary of the Commencement Date.
Effect of Performance of the Purchase Agreement on Our Stockholders
All 26,141,858 shares registered in this offering that have been and may be issued as Commitment Shares and may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering, excluding the Commitment Shares, will be sold to Lincoln Park until the Maturity Date, unless the Purchase Agreement is earlier terminated in accordance with its terms. The resale by Lincoln Park of a significant amount of shares registered in this offering, at any given time during the pendency of this offering, could cause the market price of our common stock to decline and to be volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time after the Commencement Date at our discretion without any cost to us.
Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $50,000,000 of our common stock. Depending on the price per share at which we sell our common stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $50,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, in addition to obtaining stockholder approval to issue shares of common stock in excess of the Exchange Cap under the Purchase Agreement in accordance with NYSE American rules, we must first register for resale under the Securities Act such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.
The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap, and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would exceed the Beneficial Ownership Cap. We would seek stockholder approval before issuing shares in excess of the Exchange Cap.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:
Assumed Average Purchase Price Per Share	Number of Registered Shares Issued or Issuable if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Proceeds from the Sale of Shares to Lincoln Park Under the Purchase Agreement(1)
$0.25	26,141,858	16.7%	$6,035,464.50
$0.3867(3)	26,141,858	16.7%	$9,335,656.49
$0.50	26,141,858	16.7%	$12,070,929.00
$0.75	26,141,858	16.7%	$18,106,393.50
$1.00	26,141,858	16.7%	$24,141,858.00
$1.25	26,141,858	16.7%	$30,177,322.50

(1)
Although the Purchase Agreement provides that we may sell up to $50,000,000 of our common stock to Lincoln Park, we are only registering 26,141,858 shares under this prospectus, which are equal to the Exchange Cap and include 600,000 shares issued to Lincoln Park as the Initial Commitment Shares and up to 1,400,000 additional shares that may be issued to Lincoln Park as the Additional Commitment Shares, in each case, as consideration for Lincoln Park’s commitment to purchase shares of common stock under the Purchase Agreement, which may or may not cover all the shares we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share. We would seek stockholder approval before issuing more than 26,141,858 shares to Lincoln Park. The number of shares to be issued or issuable as set forth in this column (i) gives effect to the Exchange Cap, (ii) includes the 600,000 Initial Commitment Shares and all 1,400,000 Additional Commitment Shares, although fewer would be issued at the gross proceeds shown because they are issued pro rata based on the portion of the $50,000,000 commitment that is funded, and (iii) is without regard for the Beneficial Ownership Cap. The gross proceeds set forth in the last column are calculated based only on the shares that we would sell to Lincoln Park as purchase shares at the corresponding assumed average purchase price and exclude the Commitment Shares, for which we will receive no cash proceeds.

(2)
The denominator is based on 131,374,682 shares outstanding as of November 12, 2026 (which number includes the 600,000 Initial Commitment Shares), adjusted to include the number of shares set forth in the column titled “Number of Registered Shares Issued or Issuable if Full Purchase,” other than the 600,000 Initial Commitment Shares (which are already outstanding), which we would have sold to Lincoln Park, assuming the purchase price in the adjacent column. The numerator is based on the number of shares issued or issuable under the Purchase Agreement, set forth in the column titled “Number of Registered Shares Issued or Issuable if Full Purchase,” at the corresponding assumed purchase price set forth in the adjacent column. The table does not give effect to the prohibition contained in the Purchase Agreement that prevents us from selling and issuing to Lincoln Park shares such that, after giving effect to such sale and issuance, Lincoln Park and its affiliates would beneficially own more than 9.99% of the then outstanding shares of our common stock.

(3)
The closing sale price of our shares on November 12, 2026.

USE OF PROCEEDS
This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. We will receive no proceeds from the sale of shares of common stock by Lincoln Park in this offering. We may receive up to $50,000,000 aggregate gross proceeds (subject to certain limitations) under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our common stock to Lincoln Park pursuant to the Purchase Agreement would be up to $47.5 million over an approximately 24-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement, and after other estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.
We intend to use any net proceeds that we receive under the Purchase Agreement for general corporate purposes, which may include advancing the development of Phase I of the Kellyton Graphite Plant and our graphite business, developing the Coosa Graphite Deposit, and making additions to our working capital. It is possible that no additional shares will be issued under the Purchase Agreement.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY
Our common stock is traded on the NYSE American under the symbol “WWR.” The last reported sale price of our common stock on November 12, 2026 on the NYSE American was $0.3867 per share. As of November 3, 2026, there were 60 holders of record of our common stock.
We have never paid any cash or other dividends on our common stock, and we do not anticipate paying dividends for the foreseeable future. We expect to retain our earnings, if any, for the growth and development of our business. Any future determination to declare dividends will be made at the discretion of our Board and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board may consider relevant.

SELLING STOCKHOLDER
This prospectus relates to the possible resale by the selling stockholder, Lincoln Park, of shares of our common stock that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on November 10, 2026, concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement.
Lincoln Park, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that have been or may be issued to Lincoln Park from time to time at our discretion under the Purchase Agreement. The “selling stockholder” may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.
The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder, and reflects its holdings as of November 12, 2026. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates, other than in connection with the 2024 Purchase Agreement (as defined in footnote (3) below) and the related registration rights agreement. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of shares beneficially owned prior to the offering is based on 131,374,682 shares of our common stock outstanding as of November 12, 2026.
	Shares Beneficially Owned Prior to Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering(1)
Name	Number	%		Number	%
Lincoln Park Capital Fund, LLC(2)	726,198(3)	0.6%(4)	26,141,858	126,198(3)	0.1%

(1)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholder is under no obligation known to us to sell any shares of common stock at this time.

(2)
Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Neither Lincoln Park Capital, LLC nor Lincoln Park Capital Fund, LLC is a registered broker-dealer or an affiliate of a registered broker-dealer.

(3)
Consists of 726,198 shares of common stock currently held by Lincoln Park as of the date of this prospectus, including 600,000 shares of common stock issued to Lincoln Park as the Initial Commitment Shares and 126,198 shares of common stock acquired by Lincoln Park under the purchase agreement, dated August 30, 2024, between us and Lincoln Park (the “2024 Purchase Agreement”), which shares are not being offered under this prospectus. Excludes 25,541,858 additional shares of common stock being registered hereunder, of which up to 1,400,000 shares may be issued to Lincoln Park as the Additional Commitment Shares and the remainder of which are shares of common stock that we may issue and sell to Lincoln Park pursuant to the Purchase Agreement, because the issuance and sale of such shares is solely at our discretion and is subject to certain conditions precedent, the satisfaction of all of which are outside of Lincoln Park’s control, including the registration statement on Form S-1 of which this prospectus is a part becoming and remaining effective under the Securities Act. Furthermore, under the terms of the Purchase Agreement, issuances and sales of shares of our common stock to Lincoln Park are subject to certain limitations on the amounts we may sell to Lincoln Park at any time, including the Exchange Cap and the Beneficial Ownership Cap. See the description under the heading “The Lincoln Park Transaction” for more information about the Purchase Agreement.
(4)
Calculated by dividing (i) the total number of shares beneficially owned by the selling stockholder on November 12, 2026, which pursuant to Rule 13d-3 under the Exchange Act (A) consists of the 726,198 shares of common stock held by Lincoln Park as of the date of this prospectus, and (B) excludes up to 1,400,000 shares of common stock that may be issued to Lincoln Park as the Additional Commitment Shares and 24,141,858 shares of common stock that may be sold or issued to Lincoln Park hereunder in connection with the Purchase Agreement, by (ii) the number of shares of our common stock outstanding as of November 12, 2026, and excluding the shares referred to in clause (B) in clause (i) above.

PLAN OF DISTRIBUTION
The common stock offered by this prospectus is being offered by the selling stockholder, Lincoln Park. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:
•
ordinary brokers’ transactions;

•
transactions involving cross or block trades;

•
through brokers, dealers, or underwriters who may act solely as agents;

•
“at the market” into an existing market for the common stock;

•
in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•
in privately negotiated transactions; or

•
any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and on terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.
Brokers, dealers, underwriters or agents participating in the distribution of the shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the common stock sold by Lincoln Park through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of common stock sold by Lincoln Park may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive from any purchasers of common stock sold by Lincoln Park.
We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus.
We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by Lincoln Park to any such brokers, dealers, underwriters or agents, and any other required information.
We have agreed to reimburse Lincoln Park for certain of its expenses. In addition, we will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares covered by this prospectus by Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.
Lincoln Park has represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.
We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.
This offering will terminate on the date that all shares offered by this prospectus have been sold by Lincoln Park and no available amount remains under the Purchase Agreement.
Our common stock is traded on the NYSE American under the symbol “WWR.”

DESCRIPTION OF COMMON STOCK
For a complete description of the terms and rights of our common stock and the material provisions of our restated certificate of incorporation, as amended, and amended and restated bylaws, you should refer to the applicable provisions of our restated certificate of incorporation, as amended, restated bylaws and the documents that we have incorporated by reference, including the description of common stock contained in the registration statement on Form 8-A filed on March 8, 2021, as updated by Exhibit 4.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026, filed with the SEC on November 12, 2026, and including any amendments or reports filed for the purpose of updating the description, copies of which are exhibits to the registration statement of which this prospectus forms a part, and which are incorporated herein by reference. You should also read carefully the terms of our common stock contained in our restated certificate of incorporation, as amended, and our amended and restated bylaws for more complete information. See “Where You Can Find More Information” and “Information Incorporated by Reference” below.

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Jones Walker LLP, New Orleans, Louisiana.
EXPERTS
The consolidated financial statements of Westwater Resources, Inc. (the “Company”) as of December 31, 2025 and 2024 and for the years then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The information concerning our mineral resources and the Coosa Graphite Deposit included or incorporated by reference in this prospectus has been derived from the technical report summary titled “Technical Report Summary on the Coosa Project, Coosa County, Alabama, USA,” with an effective date of September 30, 2023 and dated December 11, 2023, prepared by SLR International Corporation, an independent qualified person as defined in Subpart 1300 of Regulation S-K, and has been included or incorporated by reference in this prospectus upon the authority of SLR International Corporation as an expert in such matters.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus forms part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information contained or incorporated by reference in the registration statement and its exhibits filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-1 that may be obtained as described below. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.
We are subject to the informational requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Unless specifically listed under “Information Incorporated by Reference,” the information contained on, or that can be accessed through, the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
We will also provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of any document incorporated by reference into this prospectus (including exhibits to those documents specifically incorporated) by making a written or oral request directed to:
Westwater Resources, Inc.
7000 East Belleview Avenue, Suite 220
Greenwood Village, Colorado 80111
Attn: Corporate Secretary
(303) 531-0516
The reports and other information filed by us with the SEC, including the documents incorporated by reference in this prospectus, are also available on the Company’s website at www.westwaterresources.com under “Investors.” Unless specifically listed under “Information Incorporated by Reference,” the information contained on, or that can be accessed through, our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.
This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2026;

•
our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 12, 2026, the fiscal quarter ended June 30, 2026, filed with the SEC on August 10, 2026, and the fiscal quarter ended September 30, 2026, filed with the SEC on November 12, 2026;

•
our Current Reports on Form 8-K filed with the SEC on April 1, 2026, and May 22, 2026; and

•
the description of our common stock contained in our Form 8-A filed on March 8, 2021, as updated by Exhibit 4.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026, filed with the SEC on November 12, 2026, and including any amendments or reports filed for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of the offering under this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
Information in such future filings updates and supplements the information provided in this prospectus. Any statement in any such future filing will be deemed to modify or supersede any statement in this prospectus or in a document previously incorporated by reference to the extent that the later statement modifies or supersedes the earlier statement.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

Up to 26,141,858 Shares of Common Stock
WESTWATER RESOURCES, INC.
PRELIMINARY PROSPECTUS
           , 2026

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by the Company in connection with the registration and sale of the securities being registered. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimated except the Securities and Exchange Commission registration fee.
SEC registration fee	$484.93
Printing expense	$7,500.00
Accounting fees and expenses	$10,000.00
Legal fees and expenses	$75,000.00
Miscellaneous fees and expenses	$55,000.00
Total	$147,984.93
Item 14.   Indemnification of Directors and Officers.
We are incorporated under the laws of the State of Delaware. Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director or officer of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The DGCL also provides for mandatory indemnification of any present or former director or officer (with “officer,” as to acts or omissions after December 31, 2020, limited to the officers described in Section 3114(b) of Title 10 of the Delaware Code) against Expenses to the extent such person has been successful on the merits or otherwise in defense of any action, suit or proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.
Our amended and restated bylaws and restated certificate of incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law.
Our restated certificate of incorporation also provides that no director shall have any personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
We maintain a policy of directors and officers liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

The Registration Rights Agreement provides that Lincoln Park will indemnify us, each of our directors, each of our officers who signs the registration statement and each person, if any, who controls us within the meaning of the Securities Act or the Exchange Act against certain liabilities, including liabilities under the Securities Act, to the extent arising out of written information about Lincoln Park furnished to us by Lincoln Park expressly for use in the registration statement, subject to the limitations set forth therein.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 15.   Recent Sales of Unregistered Securities.
On November 10, 2026, we entered into the Purchase Agreement with Lincoln Park, pursuant to which we have the right to sell to Lincoln Park up to $50,000,000 in shares of common stock, subject to certain limitations, from time to time until the Maturity Date, unless the Purchase Agreement is earlier terminated in accordance with its terms. We issued 600,000 Initial Commitment Shares to Lincoln Park and may issue up to 1,400,000 Additional Commitment Shares to Lincoln Park in connection with its purchases of common stock under the Purchase Agreement. The Initial Commitment Shares were issued, and any Additional Commitment Shares will be issued, as consideration for Lincoln Park’s commitment to purchase shares of common stock under the Purchase Agreement, for which we received or will receive no cash consideration, as applicable. In the Purchase Agreement, Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities were or will be sold by the Company under the Purchase Agreement in reliance upon an exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder.
On August 30, 2024, we completed a private placement to Lincoln Park pursuant to a purchase agreement, dated August 30, 2024 (the “2024 Purchase Agreement”), under which we had the right to sell to Lincoln Park up to $30,000,000 in shares of common stock, subject to certain limitations, from time to time until the first day of the month immediately following the 24-month anniversary of October 18, 2024. We issued 600,000 shares of common stock to Lincoln Park as consideration for its commitment to purchase shares of common stock under the 2024 Purchase Agreement, for which we received no cash consideration. In the 2024 Purchase Agreement, Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities were sold by the Company under the 2024 Purchase Agreement in reliance upon an exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) of the Securities Act. From October 18, 2024 through November 1, 2026 (the date that the 2024 Purchase Agreement expired), we sold an aggregate of 6,054,136 shares of common stock to Lincoln Park under the 2024 Purchase Agreement for aggregate gross proceeds of approximately $3.8 million and issued an aggregate of 75,062 additional commitment shares to Lincoln Park for no additional cash consideration.
Item 16.   Exhibits and Financial Statement Schedules.
Exhibit Number	Description
3.1	Composite Restated Certificate of Incorporation of the Company, as amended through May 22, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026).
3.2	Amended and Restated Bylaws of the Company, as amended March 18, 2024 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023).
5.1*	Opinion of Jones Walker LLP as to the legality of the securities being registered.
10.1+	Westwater Resources, Inc. 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.35 to the Company’s Quarterly Report on Form 10-QSB/A for the quarterly period ended September 30, 2005).

Exhibit Number	Description
10.2+	Amended and Restated 2004 Directors’ Stock Option Plan dated April 10, 2007 (incorporated by reference to Exhibit 10.43 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 filed April 11, 2007, SEC File No. 333-133960).
10.3+	Amended and Restated 2004 Directors’ Stock Option and Restricted Stock Plan dated April 1, 2010 (incorporated by reference to Exhibit 10.43.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010).
10.4+	Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 31, 2026).
10.5+	Form of Restricted Stock Agreement under the Company’s 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 7, 2013).
10.6+	Form of Non-Qualified Stock Option Agreement under the Company’s 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on June 7, 2013).
10.7+	Form of Restricted Stock Unit Agreement under the Company’s 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 7, 2013).
10.8+	Form of Deferred Stock Unit Agreement For Non-Employee Directors under the Company’s 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017).
10.9+	Form of Inducement Grant Restricted Stock Unit Agreement under the Company’s 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on November 23, 2020, SEC File No. 333-250866).
10.10+	Form of Inducement Grant Stock Option Agreement under the Company’s 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed on November 23, 2020, SEC File No. 333-250866).
10.11	Master Service Agreement, dated February 4, 2021, by and between the Company and Samuel Engineering, Inc. (incorporated by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K filed on February 16, 2021).
10.12+	Executive Chairman Agreement, effective February 26, 2022, by and between the Company and Terence J. Cryan (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K/A filed on February 10, 2022).
10.13+	Employment Agreement, effective February 26, 2022, by and between the Company and John W. Lawrence (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 25, 2022).
10.14+	Employment Inducement Incentive Award Plan, adopted by the Board of Directors of the Company on May 9, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 13, 2022).
10.15+	Amendment to Westwater Resources, Inc. 2022 Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 filed on July 2, 2026, SEC File No. 333-297244).
10.16+	Employment Agreement, effective August 26, 2022, by and between the Company and Steven M. Cates (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 23, 2022).
10.17+	Employment Agreement, effective January 16, 2023, by and between the Company and Frank Bakker (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 17, 2023).

Exhibit Number	Description
10.18+	Agreement and Release, effective January 17, 2023, by and between the Company and Chad M. Potter (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 20, 2023).
10.19	Purchase Agreement, dated August 30, 2024, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 30, 2024).
10.20	Registration Rights Agreement, dated August 30, 2024, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 30, 2024).
10.21	At The Market Offering Agreement, dated August 30, 2024, by and between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 30, 2024).
10.22	Securities Purchase Agreement, dated June 13, 2025, by and between the Company and the investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 13, 2025).
10.23	Form of Series A-1 Convertible Note, dated June 13, 2025, issued by the Company to the holder thereof (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 13, 2025).
10.24	Securities Purchase Agreement, dated August 7, 2025, by and between the Company and the investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 7, 2025).
10.25	Form of Series B-1 Convertible Note, dated August 7, 2025, issued by the Company to the holder thereof (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 7, 2025).
10.26	Purchase Agreement, dated November 10, 2026, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026 filed on November 12, 2026).
10.27	Registration Rights Agreement, dated November 10, 2026, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026 filed on November 12, 2026).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025).
23.1*	Consent of Baker Tilly US, LLP, independent registered public accounting firm.
23.2*	Consent of Jones Walker LLP (included in Exhibit 5.1).
23.3*	Consent of SLR International Corporation.
24.1*	Power of Attorney (included on signature page).
96.1	Technical Report Summary for the Coosa Graphite Deposit, dated December 11, 2023 (incorporated by reference to Exhibit 96.1 to the Company’s Current Report on Form 8-K/A filed on October 9, 2024).
107*	Filing Fee Table.

+
Indicates management contract or compensatory plan or arrangement.

*
Filed herewith.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.   That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5.   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenwood Village, State of Colorado, on November 13, 2026.
WESTWATER RESOURCES, INC.
By:
/s/ Frank Bakker

Name:
Frank Bakker

Title:
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank Bakker, the registrant’s Chief Executive Officer, and Steven M. Cates, the registrant’s Chief Financial Officer, and any successor or successors to such offices, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the offering covered by this registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 13, 2026.
Signature	Title
/s/ Frank Bakker Frank Bakker	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Steven M. Cates Steven M. Cates	Senior Vice President — Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Terence J. Cryan Terence J. Cryan	Director and Executive Chairman
/s/ Karli S. Anderson Karli S. Anderson	Director
/s/ Tracy D. Pagliara Tracy D. Pagliara	Director
/s/ Deborah A. Peacock Deborah A. Peacock	Director